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                                  EXHIBIT 4.2


                         INCORPORATED UNDER THE LAWS OF
                             THE STATE OF MARYLAND

NUMBER                                                 SHARES

______________________                                 ___________________

                           PENN MAR BANCSHARES, INC.
                  9,000,000 Shares of Common Stock Authorized

THIS CERTIFIES That                  is the registered holder of
shares of the Common Stock of Penn Mar Bancshares, Inc. transferable only on the books of the corporation by the holder hereof in person or by Attorney duly authorized upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed
this            day of         A.D. 20     .

______________________                       _________________________
President                                             Secretary



                          Shares $0.01 Par Value Each
REVERSE SIDE

     For value received, _________ hereby sell, assign and transfer unto (PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE AND PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)____________________ Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint _________________________________Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated ___________________________

In presence of

________________________________________________            ___________________